Calculation of Filing Fee Tables
S-3
Bunge Global SA
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Registered Shares of Bunge Global SA, par value $0.01 per share	457(r)				0.0001476
Fees to be Paid	2	Debt	Debt Securities of Bunge Limited Finance Corp.	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities of Bunge Finance Europe B.V.	457(r)				0.0001476
Fees to be Paid	4	Debt	Guarantees by Bunge Global SA of Debt Securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V.	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities. (2) Includes such indeterminate number of common shares of Bunge Global SA as may be issued upon the exercise, conversion or exchange of, or as bonus issues or dividends on, as the case may be, any preference shares that provide for such exercise, conversion, exchange or payment of bonus issues or dividends. (4) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities. (4) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities. (4) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities. (3) Bunge Global SA will guarantee the obligations of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. under their respective debt securities. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities. (4) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.